                                                                       EXHIBIT 2
                                                                       ---------

                          PLAN AND AGREEMENT OF MERGER
                          ----------------------------
     [Pursuant to (S)368(a)(1)(A) of the Internal Revenue Code of 1986 and
                  pursuant to Indiana Code 23-1-40-1 et. seq.]
                                                     --------

     This Plan and Agreement of Merger is made and entered into this 28th day of

June, 1999, by and between OHIO VALLEY DIALYSIS CENTER, INC., an Indiana corporation ("Ohio Valley" and in its post-merger form, the "Surviving

Corporation"), NORTHWEST INDIANA DIALYSIS CENTER, INC., an Indiana corporation

("NW Ind") and LAKE AVENUE DIALYSIS CENTER, INC., an Indiana corporation ("Lake

Avenue") ("NW Ind" and "Lake Avenue" sometimes referred to herein as the "Merged

Corporations") (Ohio Valley and the Merged Corporations hereinafter sometimes referred to collectively as "Constituent Corporations").


                               R E C I T A L S :

1. The parties hereto deem that the purposes and objectives of the Constituent Corporations may be effectively achieved and promoted within a single corporate structure; and

2. The Board of Directors of each Constituent Corporation deems it advisable that the Merged Corporations be merged with and into the Surviving Corporation (the "Merger") on the terms and conditions hereinafter set forth and in accordance with the applicable provisions of the Indiana Code, as amended; and

     NOW, THEREFORE, in consideration of the premises and of the agreements, covenants, and conditions hereinafter set forth and for the purpose of fixing and declaring the terms and conditions upon which the Constituent Corporations are to be merged, and such other details or provisions as are deemed necessary or desirable, the Constituent Corporations, by their Boards of Directors, hereby agree as follows:

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                                   AGREEMENT
                                   ---------


                                   ARTICLE I
                                   ---------

                              FORMATION OF MERGER
                              -------------------

This Plan and Agreement of Merger shall be submitted to and approved by the board of directors as required and the stockholders of the Constituent Corporations, as provided by 23-1-40-1 et.seq. of the Indiana Code, as amended, and the Constituent Corporations shall execute, acknowledge, file, deliver and record all necessary documents and take all actions and do all things necessary, advisable or proper under the laws of Indiana to consummate and make effective the Merger, including the filing of the Articles of Merger with the Indiana Secretary of State, and to carry out the purposes of this Plan and Agreement of Merger.

Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be abandoned by any of the Constituent Corporations by appropriate resolution of its Board of Directors at any time prior to the Effective Time of the Merger.

                                   ARTICLE II
                                   ----------

                                 CORPORATE NAME
                                 --------------

Upon the Effective Time of the Merger (hereinafter defined) and thereafter, the name of the Surviving Corporation shall be Everest Healthcare Indiana, Inc.

                                  ARTICLE III
                                  -----------

                                EFFECT OF MERGER
                                ----------------

Upon the Merger becoming effective:

     (1) the Constituent Corporations shall be a single corporation;
     (2) the separate corporate existence of the Merged Corporation shall cease, except to the extent provided for by the laws of the State of Indiana in the case of a corporation after its merger into another corporation;
     (3) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and debts due on whatever account, and every other interest belonging to or due to each of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation, without further act, deed or transfer;
     (4) the Surviving Corporation shall thenceforth be responsible for and subject to all of

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         the debts, liabilities and obligations of each of the Constituent
         Corporations in the same manner as if the Surviving Corporation had itself incurred them;
     (5) any claim, existing action, or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment by the Surviving Corporation;
     (6) neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

                                   ARTICLE IV
                                   ----------

                     MANNER AND BASIS OF CONVERTING SHARES
                     -------------------------------------

The manner and basis of converting the outstanding shares of the capital stock of the Merged Corporations into the shares or other securities of the Surviving Corporation shall be as follows: upon the Effective Time of the Merger, all of the shares of the capital stock of the Merged Corporations shall then be immediately cancelled and shall cease to exist and the outstanding shares of the Surviving Corporation shall remain in effect.


                                   ARTICLE V
                                   ---------

                    CERTIFICATE OF INCORPORATION AND BYLAWS
                    ---------------------------------------

The Articles of Incorporation of the Surviving Corporation, existing on the Effective Time of the Merger shall continue in full force as the Articles of Incorporation of the Surviving Corporation until they are duly altered, amended or repealed. The Bylaws of the Surviving Corporation existing on the Effective Time of the Merger shall continue in full force as the Bylaws of the Surviving Corporation until they are duly altered, amended or repealed.


                                   ARTICLE VI
                                   ----------

                 BASIS FOR TRANSFERRING ASSETS AND LIABILITIES
                 ---------------------------------------------

The assets and liabilities of the Merged Corporation, at the Effective Time of the Merger, shall be taken on the books of the Surviving Corporation at the amounts at which they are, on such date, carried on the books of the Merged Corporation.


                                  ARTICLE VII
                                  -----------

                             DIRECTORS AND OFFICERS
                             ----------------------

The Board of Directors and Officers of the Surviving Corporation shall be the Directors and Officers holding such offices of the Surviving Corporation at the Effective Time of the Merger. Such individuals shall hold office until their successors shall have been elected or appointed and qualified in accordance with the Bylaws of the Surviving Corporation.


                                  ARTICLE VIII
                                  ------------

                               EXPENSES OF MERGER
                               ------------------

The Surviving Corporation shall pay all expenses of implementing this Agreement of Merger and accomplishing the Merger provided for herein.


                                   ARTICLE IX
                                   ----------

                                 EFFECTIVE TIME
                                 --------------

This Plan and Agreement of Merger of each of the Constituent Corporations herein provided for shall become effective at 12:01 a.m. on June 30, 1999, which time and date shall be the "Effective Time of the Merger.


                                   ARTICLE X
                                   ---------

                                   AMENDMENTS
                                   ----------

The Constituent Corporations hereby reserve the right to amend, alter, change or repeal any provisions contained in this Agreement prior to the Effective Time of the Merger, in the matter now or hereafter prescribed by its Certificate of Incorporation, statute or otherwise authorized by law; and all rights and powers conferred herein on stockholders, directors or officers of any of the Constituent Corporations or of any other person, whomsoever, are subject to this reserve power.



                                   ARTICLE XI
                                   ----------

                               FURTHER ASSURANCES
                               ------------------

If at any time the Surviving Corporation shall determine or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Constituent Corporations, the proper officers and directors of the Constituent Corporations shall execute and deliver or cause to be executed and delivered all such proper assignments, conveyances and assurances in law and do all things necessary or proper to vest and perfect such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan and Agreement of Merger.

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     IN WITNESS WHEREOF, the Surviving Corporation and the Merged Corporations

have each caused this Plan and Agreement of Merger to be signed by its president, sealed and attested by the signature of its secretary, as of the day and year first above written.


                                         Ohio Valley Dialysis Center, Inc.

                                         By:  /S/ Craig W. Moore
                                              ------------------------------
                                              Craig W. Moore, President
ATTEST:

Ohio Valley Dialysis Center, Inc.


By:  /S/ Paul Balter
     --------------------------------
     Paul Balter, M.D., Secretary


                                         Northwest Indiana Dialysis, Inc.


                                         By:  /S/ Craig W. Moore
                                              ------------------------------
                                              Craig W. Moore, President
ATTEST:

Northwest Indiana Dialysis, Inc.


By:  /S/ Paul Balter
     --------------------------------
     Paul Balter, M.D., Secretary

                                         Lake Avenue Dialysis Center, Inc.


                                         By:  /S/ Craig W. Moore
                                              ------------------------------
                                              Craig W. Moore, President

ATTEST:

Lake Avenue Dialysis Center, Inc.


By:  /s/ Paul Balter
     ----------------------------
     Paul Balter, M.D., Secretary